Exhibit 10.1

ENSTAR GROUP LIMITED

AMENDED AND RESTATED

2016 EQUITY INCENTIVE PLAN

ENSTAR GROUP LIMITED
AMENDED AND RESTATED
2016 EQUITY INCENTIVE PLAN

SECTION 1 - PURPOSE

The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation. The Plan is amended and restated in its entirety effective as of the Restatement Effective Date to reflect (1) the inclusion of a Joint Stock Ownership Plan as a sub-plan reflected on Schedule A and (2) an increase of 650,000 Common Shares that may be used for Awards under the Plan.

SECTION 2 - DEFINITIONS

The following terms, when used herein, shall have the following meanings unless otherwise required by the context:

(a) “Approved Retirement” shall mean termination of a Grantee’s employment (i) on or after having met the conditions for normal or early retirement established under any defined benefit pension plan maintained by the Company or a Related Corporation and in which the Grantee participates or (ii) on or after attaining such age not less than 65 and completing such period of service, as the Committee shall determine from time to time. Notwithstanding the foregoing, the term “Approved Retirement” shall not apply to any Grantee whose employment with the Company or a Related Corporation has been terminated for Cause, whether or not such individual is deemed to be retirement eligible or is receiving retirement benefits under any defined benefit pension plan maintained by the Company or a Related Corporation and in which the Grantee participates or would otherwise satisfy the criteria set forth by the Committee as noted in the preceding sentence.

(b) “Award” shall mean an ISO, Jointly-Owned Shares, NQSO, Performance Stock, PSU, SAR, Restricted Stock, RSU, Bonus Share, or Dividend Equivalents, awarded under the Plan by the Company to an Employee, a Consultant or a Non-Employee Director.

(c) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 11.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Bonus Shares” shall mean a grant of unrestricted Common Shares pursuant to Section 10(a).

(f) “Cause” shall mean (a) fraud or dishonesty that results in a material injury to the Company or any Related Corporation, (b) conviction or plea of nolo contendre of any felony or (c) any act or omission detrimental to the conduct of the business of the Company or any Related Corporation in any way.

(g) “Code” shall mean the United States Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code, and any successor thereto.

(h) “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist solely of not fewer than two directors of the Company, each of whom shall be appointed by and serve at the pleasure of the Board, and each of whom are intended to be a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of Nasdaq Marketplace Rule 4200(a)(15), or any successors thereto.

(i) “Common Shares” shall mean the ordinary shares of the Company.

(j) “Company” shall mean Enstar Group Limited, a Bermuda corporation.

(k) “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(l) “Covered Employee” shall mean any Employee who is a “covered employee” within the meaning of Code section 162(m).

(m) “Dividend Equivalents” shall mean the right to receive an amount equal to the regular cash dividends paid by the Company upon one Common Share which is awarded to a Grantee in accordance with Section 9(e) or Section 10(b) of the Plan.

(n) “Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(o) “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee:

(1) the closing price of the Common Shares on a registered securities exchange or an over-the-counter market on the applicable date; or

(2) such other method of determining fair market value that complies with Code §§422 and 409A and that is adopted by the Committee.

(q) “Grantee” shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

(r) “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code §422 and is designated as an ISO in the applicable Award Agreement.

(s) "Jointly-Owned Shares" shall mean an award of Common Shares granted pursuant to Section 5(b) in accordance with the JSOP.

(t) "Joint Stock Ownership Plan" or "JSOP" shall mean a subplan designed to provide tax-efficient long-term equity incentive awards to our employees, non-employee directors and consultants who are U.K. tax residents.

(u) “Non-Employee Director” shall mean a director of the Company who is not an Employee.

(v) “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO (whether or not it is designated as an ISO in the applicable Award Agreement) or is not designated an ISO in the applicable Award Agreement.

(w) “Options” shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase Common Shares at a specified exercise price for a specified period of time.

(x) “Performance Goals” shall mean the goal or goals applicable to a Grantee’s Award that are deemed by the Committee to be important to the success of the Company or any of its Related Corporations. The Committee shall establish the specific measures for each applicable goal for a Performance Period in accordance with the requirements of Section 3(d) hereof. Performance Goals need not be uniform with respect to each Grantee. In creating these measures, the Committee shall use one or more of the following business criteria: revenues, profit, consolidated net after-tax profit, income from operations, return on assets, return on net assets, return on equity, return on capital, market price appreciation of Common Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, cash flow, market share, revenue growth, net revenue growth, net income growth, expense control and hiring of personnel. The business criteria may apply to the individual, a division, or to the Company and/or one or more Related Corporations and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.

(y) “Performance Period” shall mean a period of at least one (1) year and not more than five (5) years, selected by the Committee during which the performance of the Company or any Related Corporation or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(z) “Performance Stock” shall mean a type of Restricted Stock, where the lapse of restrictions is based on the actual achievement of Performance Goals.

(aa) “Plan” shall mean the Enstar Limited 2016 Equity Incentive Plan as set forth herein and as amended from time to time.

(bb) “PSU” shall mean a performance stock unit which is a type of RSU, the vesting of which is based on the actual achievement of Performance Goals.

(cc) “Related Corporation” shall mean each “subsidiary corporation” of the Company, as defined in Code §424(f).

(dd) "Restatement Effective Date" shall mean the date on which the Shareholders approve the amendment and restatement of the Plan, which occurred on November 25, 2019.

(ee) “Restricted Period” shall mean the period of time during which RSUs or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Sections 8 and 9 of the Plan.

(ff) “Restricted Stock” shall mean Common Shares subject to restrictions determined by the Committee pursuant to Section 8.

(gg) “RSU” shall mean a restricted stock unit granted pursuant to Section 9.

(hh) “SAR” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Common Shares or in a combination thereof (such form to be determined by the Committee at or after grant, including after exercise of the SAR), determined by reference to appreciation in the value of Common Shares.

(ii) “Termination of Service” shall mean (i) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (ii) with respect to an Award granted to a Consultant, the termination of the consulting or advisory arrangement between the Consultant and the Company and all Related Corporations; and (iii) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates. For purposes of this paragraph, if a Grantee is an Employee, Consultant or Non-Employee Director of a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Committee.

SECTION 3 - ADMINISTRATION

(a) Power to Grant. The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Grantees shall be those Employees, Consultants and Non-Employee Directors designated by the affirmative action of the Committee to participate in the Plan. The Committee shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan and the terms and conditions of any and all Awards including, but not limited to, (i) the number of Common Shares to be covered by each Award; (ii) the time or times at which Awards shall be granted; (iii) the terms and provisions of the instruments by which Options may be evidenced, including the designation of Options as ISOs or NQSOs; (iv) the determination of the period of time during which restrictions on Restricted Stock or RSUs shall remain in effect; (v) the establishment and administration of any Performance Goals and Performance Periods applicable to Awards granted under the Plan; and (vi) the development and implementation of specific stock-based programs for the Company and any Related Corporation that are consistent with the intent and specific terms of the framework created by this Plan. Appropriate officers of the Company or any Related Corporation may suggest to the Committee the Employees, Consultants and Non-Employee Directors who should receive Awards, which the Committee may accept or reject in its sole discretion. The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Grantees and for the same Grantee for each Award such Grantee may receive, whether or not granted at different times.

(b) Rules, Interpretations and Determinations. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Award granted hereunder, in the manner and to the extent it deems desirable. The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. The Committee’s determinations under the Plan (including the determination of the Employees, Consultants and Non-Employee Directors to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements hereunder) may vary, and need not be uniform, whether or not any such Employees,

Consultants and Non-Employee Directors could be deemed to be similarly situated. Except as otherwise required by the by-laws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(c) 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Employees, Consultants and Non-Employee Directors of immediate tax recognition and additional taxes pursuant to such Section 409A. To that end, and without limiting the generality of the foregoing, unless otherwise expressly provided herein or in any Award Agreement, any amount payable or shares distributable hereunder in connection with the vesting of any Award (including upon the satisfaction of any applicable performance criteria) shall be paid not later than two and one-half months (or such other time as is required to cause such amounts not to be treated as deferred compensation under Section 409A of the Code) following the end of the taxable year of the Company or the Employee, Consultant and Non-Employee Director in which the Employee’s, Consultant’s or Non-Employee Director’s (as applicable) rights with respect to the corresponding Award (or portion thereof) ceased to be subject to a substantial risk of forfeiture. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Employee, Consultant or Non-Employee Director or any of his beneficiaries or transferees.

(d) Performance Based Compensation Interpretations; Limitations on Discretion. Notwithstanding anything contained in the Plan to the contrary, to the extent the Committee has required upon grant that any Performance Stock or PSU must qualify as “other performance based compensation” within the meaning of Section 162(m)(4)(c) of the Code, the Committee shall (i) specify and approve the specific terms of any Performance Goals with respect to such Awards in writing no later than ninety (90) days from the commencement of the Performance Period to which the Performance Goal or Goals relate, and (ii) not be entitled to exercise any subsequent discretion otherwise authorized under the Plan (such as the right to authorize payout at a level above that dictated by the achievement of the relevant Performance Goals) with respect to such Award if the ability to exercise discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

SECTION 4 - STOCK

Subject to any adjustment required by Section 12, the maximum aggregate number of Common Shares that may be delivered under the Plan is equal to the (1) number of Common Shares previously reserved and not subject to an outstanding award under the Plan immediately prior to the Restatement Effective Date, (2) any Common Shares that are subject to an award under the Plan as of the Restatement Effective Date that expires or is cancelled, terminated, forfeited or settled in cash and would have become available for future award under the Plan and (3) 650,000 additional Common Shares (which total of (1), (2) and (3) is also the maximum aggregate number of shares that may be issued under the Plan through Options, SARs, Restricted Stock, RSUs, Performance Stock, PSUs, Bonus Shares Dividend Equivalents and Grants under the Joint Stock Ownership Plan), subject to the following limits:

(a) The aggregate number of Common Shares subject to Options granted to a Grantee during any calendar year under the Plan shall not exceed One Hundred Twenty Thousand (120,000) shares;

(b) The aggregate number of Common Shares subject to stock-settled SARs granted to a Grantee during any calendar year under the Plan shall not exceed One Hundred Twenty Thousand (120,000) shares; and

(c) The aggregate number of Common Shares subject to Performance Stock and PSUs granted to a Grantee during any calendar year under the Plan shall not exceed One Hundred Twenty Thousand (120,000) shares.

(d) The aggregate number of Common Shares subject to Bonus Shares granted to a Grantee under the Plan shall not exceed One Hundred Twenty Thousand (120,000) shares.

(e) The aggregate number of cash-settled SARs granted to a Grantee during any calendar year under the Plan shall not exceed Three Hundred Thousand (300,000) SARs.

These limits shall be subject to adjustment, as described in Section 12. Shares delivered under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

Except as provided herein, if any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Shares, the number of Common Shares with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall not count toward the maximum number of Common Shares that may be issued under the Plan as set forth in this Section 4 and shall continue to be available for future Awards granted under the Plan. However, if an Option or SAR is cancelled, or a PSU is settled for cash, (i) the Common Shares covered by the cancelled Option or SAR shall be counted against the maximum number of shares specified above for Options and SARs that may be granted to a single Grantee, and (ii) the cash-settled PSU shall be counted against the maximum number of shares specified above for PSUs and Performance Stock, in each case, that may be granted to a single Grantee. In addition, the following Common Shares shall not again become available for issuance under the Plan: (i) any and all awarded Common Shares that are withheld by the Company to satisfy any tax withholding obligation, or any previously-acquired Common Shares tendered in payment of taxes relating to any Award; (ii) Common Shares that would have been issued upon exercise of an Option but for the fact that the exercise was pursuant to a "net-exercise" arrangement, (iii) Common Shares covered by a SAR that are not issued in connection with the stock settlement of the SAR upon its exercise; and (iv) Common Shares that are repurchased by the Company using Option exercise proceeds.

SECTION 5 - GRANTING OF AWARDS

(a) The Committee may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as it, in its sole discretion, determines are warranted. More than one Award may be granted to an Employee, Consultant or Non-Employee Director under the Plan.

(b) An Award may be made in Common Shares where the Common Shares are jointly owned by the Grantee and the Enstar Employee Benefit Trust. The Grantee’s interest in the Jointly-Owned Shares shall be as determined by the Committee and shall be subject to such terms and conditions as may be established by the Committee. The Grantee 's interest in the Jointly-Owned Shares shall be settled by the delivery of Common Shares (or, at the trustee's election, cash) having a Fair Market Value equal to the value of such interest at the time of vesting. Any portion of the Jointly-Owned Shares that are not delivered to the Grantee shall continue to be available for future Grants under the JSOP but shall not otherwise be available for other forms of Awards under the Plan.

SECTION 6 - TERMS AND CONDITIONS OF OPTIONS

Subject to the provisions of Section 4, Options may be granted to Grantees at such time or times as shall be determined by the Committee. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Grantee, except that ISOs may only be granted to Employees who satisfy the requirements for eligibility set forth under Code §424. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event (including, but not limited to, the completion of an individual or corporate Performance Goal) the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 4, the Committee shall determine the number of Options, if any, to be granted to the Grantee. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Options may be granted in tandem with SARs (as described in more detail in Section 7); provided, however, that grants of ISOs shall not be granted in tandem with any other Awards.

(a) Number of Shares. The Award Agreement shall state the number of Common Shares to which the Option pertains.

(b) Exercise Price. The Award Agreement shall state the exercise price (where relevant to the terms of the Award ) which shall be determined and fixed by the Committee in its discretion, but the exercise price shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in subsection (i) below) of the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted or the par value thereof. Except as a result of any Adjustment Event as defined in Section 12, without prior shareholder approval the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or SAR nor to grant any new Options or SARS or other Awards, including cash, in substitution for or upon the cancellation of Options or SARs previously granted which shall have the effect of reducing the exercise price of any outstanding Option or SAR.

(c) Term. The term of each Option shall be determined by the Committee, in its discretion; provided, however, that the term of each Option shall be not more than ten years from the date of grant (with respect to an ISO, five years in the case of a more-than-ten-percent shareholder (as provided in subsection (g) below) from the date of grant of the ISO). Each Option shall be subject to earlier termination as provided in subsections (f) below.

(d) Exercise. Unless the Committee shall determine otherwise at the time of grant, one-third (1/3) of each Option granted pursuant to the Plan shall become exercisable on each of the first three (3) anniversaries of the date such Option is granted; provided that: (i) no Option shall become exercisable earlier than one (1) year after the date of grant (other than as may be permitted in Section 6(h)), and (ii) the Committee may establish performance-based criteria for exercisability of any Option.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.

The Committee, in its sole discretion, shall determine from the alternatives set forth in paragraphs (1) through (5) the methods by which the exercise price may be paid. To the extent an Award Agreement does not include one or more alternative, the Committee hereby specifically reserves the right to exercise its discretion to allow the Grantee to pay the exercise price using such alternative:

(1) in cash or, if permitted by the Committee, its equivalent;

(2) in Common Shares previously acquired by the Grantee;

(3) in Common Shares newly acquired by the Grantee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an ISO);

(4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option; or

(5) in any combination of paragraphs (1), (2), (3) and (4) above.

In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Common Shares used to pay the exercise price.

(e) ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder.
For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f) Termination of Service. Unless otherwise determined by the Committee at the time of grant and sets forth in the Award Agreement:

(1) For Cause. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Options for Cause, any Options granted to such Grantee that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the exercise of any such Award for a period of up to twelve (12) months prior to the Grantee’s Termination of Service for Cause.

(2) Approved Retirement. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option by reason of Approved Retirement, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of such Termination of Service. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(3) Termination of Service for a Reason Other Than For Cause, Approved Retirement, Death or Disability. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than for Cause, Approved Retirement, death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) three months after the date of such Termination of Service. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(4) Disability. If a Grantee becomes disabled (within the meaning of Code §22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of such Termination of Service. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(5) Death. Unless otherwise determined by the Committee at the time of grant and set forth in the Award Agreement, if a Grantee’s Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsections (2), (3) or (4) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of the Grantee’s death. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(g) More-Than-Ten-Percent Shareholder. If, after applying the attribution rules of Code §424(d), the Grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a Related Corporation immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned Common Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

(h) Exception to Minimum One (1) Year Vesting. A combined number of Options and SARs up to a maximum of five percent (5%) of the Common Shares available for Awards under the Plan may be granted without regard to the minimum one (1) year minimum exercisability provision in Sections 6(d)(i) and 7(b)(i).

SECTION 7 - SARS

(a) Nature of SARs. An SAR entitles the Grantee to receive, with respect to each Common Share as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, Common Shares, or a combination thereof, as determined by the Committee. SARs may be granted to any Employee, Consultant or Non-Employee Director, all Employees, Consultants or Non-Employee Directors or any class of Employees, Consultants or Non-Employee Directors at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option or on a freestanding basis, not related to any other Award. A grant of a SAR shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such SARs relate or pursuant to a separate Award Agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.

(b) Exercise of SARs. Unless the Committee shall determine otherwise at the time of grant, one-third (1/3) of each SAR granted pursuant to the Plan shall become exercisable on each of the first three (3) anniversaries of the date such SAR is granted; provided that: (i) no SAR shall become exercisable earlier than one (1) year after the date of grant (other than as may be permitted by Section 7(d)), and (ii) the Committee may establish performance-based criteria for exercisability of any SAR. Any exercise of an SAR must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

(c) Other Terms. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Grantee’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 6 were the grant of the SARs a grant of an Option. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Stock for which the related Award is then exercisable.

(d) Exception to Minimum One (1) Year Vesting. A combined number of Options and SARs up to a maximum of five percent (5%) of the Shares available for Awards may be granted without regard to the minimum one (1) year minimum exercisability provision in Sections 6(d)(i) and 7(b)(i).

SECTION 8 - RESTRICTED STOCK

(a) General Requirements. The Committee, in its sole discretion, may make Awards to grantees of Restricted Stock. Any Award made hereunder of Restricted Stock shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Grantee to pay the Company an amount equal to the par value per share or such other amount for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. At the time Restricted Stock is granted, the Committee shall determine whether or not the Restricted Stock is Performance Stock.

(b) Shareholder Rights. Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c), including the right to vote the shares and receive dividends and other distributions. Any Common Shares or other securities of the Company received by a Grantee with respect to a share of Restricted Stock, as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock Any cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee at the same time as such dividends are paid to other shareholders. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any tax withholding obligations applicable to such shares.

(c) Restrictions. Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock to be transferred during the Restricted Periods pursuant to Section 17(d), provided that any shares of Restricted Stock so transferred shall remain subject to the provisions of this Section 8.

(d) Lapse of Restrictions.

(1) In General. Unless the Committee shall otherwise determine at the date an Award of Restricted Stock is made to the Grantee by the Committee, the Restricted Period shall commence upon the date of grant by the Committee and shall lapse with respect to the shares of Restricted Stock on the third (3rd) anniversary of the date of grant, unless sooner terminated as otherwise provided herein. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 13, Common Shares shall cease to be Restricted Stock for purposes of the Plan.

(2) Termination of Service. Unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement:

(A) Due to Death or Disability. In the event a Grantee experiences a Termination of Service by reason of death or disability, the Restricted Period will lapse as to the entire portion of the shares of Restricted Stock transferred or issued to such Grantee under the Plan.

(B) Due to Cause. In the event a Grantee experiences a Termination of Service for Cause, any Restricted Stock granted to such Grantee shall be forfeited at the time of such termination, and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock for a period of up to twelve (12) months prior to the Grantee’s Termination of Service for Cause.

(C) Due to Any Other Reason. In the event a Grantee experiences a Termination of Service for any other reason during the applicable vesting period, any Restricted Stock granted to such Grantee that is subject to a Restricted Period as of the date of Termination of Service shall be forfeited at the time of such termination.

(3) Performance Stock. With respect to Performance Stock, the Restricted Period shall lapse at the end of the applicable Performance Period to the extent the applicable Performance Goals established by the Committee for such Performance Stock have been achieved, as determined by the Committee. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to vesting of any Performance Stock, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts are consistent with the limits provided under Section 4(c). In no event shall the Committee have discretion to increase the extent to which the restrictions applicable to Performance Stock shall lapse beyond the extent to which the Performance Goals have been satisfied. Except as provided in Section 13 or in a Grantee’s employment agreement, and unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement, if the Grantee’s Termination of Service occurs for any reason prior to the end of the Performance Period, the Grantee shall forfeit all Performance Stock granted with respect to such Performance Period.

(e) Notice of Tax Election. Any Grantee making an election under section 83(b) of the Code for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the United States Internal Revenue Service.

SECTION 9 - RSUs

(a) Nature of RSUs. An RSU entitles the Grantee to receive, with respect to each RSU that vests in accordance with subsection (c) or Section 13, one Common Share, cash equal to the Fair Market Value of a Common Share on the date of vesting, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Any fractional RSU shall be payable in cash.

(b) Grant of RSUs. The Committee, in its sole discretion, may make Awards to Grantee of RSUs. Any Award made hereunder of Restricted Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. At the time of grant, the Committee shall determine the number of RSUs subject to the Award and whether or not the RSU is a PSU. The Company shall establish a bookkeeping account in the Grantee’s name which reflects the number and type of RSUs standing to the credit of the Grantee; no shares of Common Stock shall be issued at the time an Award of RSUs is made, and the Company shall not be required to set aside a fund for the payment of such Award. A Grantee shall not have any right, in respect of Restricted Units awarded pursuant to the Plan, to vote on any matter submitted to the Company’s stockholders until such time as Common Shares attributable to such Restricted Units have been issued to the Grantee.

(c) Vesting.

(1) In General. Unless the Committee shall otherwise determine at the date an Award of RSUs is made to the Grantee by the Committee, the Restricted Period shall commence upon the date of grant by the Committee and shall lapse with respect to the shares of RSUs on the third (3rd) anniversary of the date of grant, unless sooner terminated as otherwise provided herein.

(2) Termination of Service. Unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement:

(A) Due to Death or Disability. In the event a Grantee experiences a Termination of Service by reason of death or disability, the Restricted Period will lapse as to the entire portion of the shares of RSUs granted to such Grantee under the Plan.

(B) Due to Cause. In the event a Grantee experiences a Termination of Service for Cause, any RSUs granted to such Grantee shall be forfeited at the time of such termination, and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of RSUs for a period of up to twelve (12) months prior to the Grantee’s Termination of Service for Cause.

(C) Due to Any Other Reason. In the event a Grantee experiences a Termination of Service for any other reason during the applicable vesting period, any RSUs granted to such Grantee that are subject to a Restricted Period as of the date of Termination of Service shall be forfeited at the time of such termination.

(3) PSUs. With respect to PSUs, the Restricted Period shall lapse at the end of the applicable Performance Period to the extent the applicable Performance Goals established by the Committee for such PSUs have been achieved, as determined by the Committee. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to vesting of any PSUs, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts are consistent with the limits provided under Section 4. In no event shall the Committee have discretion to increase the extent to which the restrictions applicable to PSUs shall become payable beyond the extent to which the Performance Goals have been satisfied. Except as provided in Section 13 or in a Grantee’s employment agreement that is approved by the Committee, and unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement, if the Grantee’s Termination of Service occurs for any reason prior to the end of the Performance Period, the Grantee shall forfeit all PSUs granted with respect to such Performance Period.

(d) Payment. Upon the vesting of an RSU in accordance with subsection (c) or Section 13, payment, in Common Shares or cash (as applicable), shall be made on the vesting date, unless a different date is specified in the Award Agreement.

(e) Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Grantees of Dividend Equivalents in connection with the grant of RSUs and PSUs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the payment date and vesting schedule applicable thereto and the impact of any termination of service on the Grantee’s rights with respect to such Dividend Equivalent) shall be substantially identical (to the extent possible taking into account the differences related to the character of the Dividend Equivalent) to the terms and conditions applicable to the associated RSU or PSU.

SECTION 10 - OTHER AWARDS

(a) Bonus Shares. The Committee may grant Bonus Shares under this Plan, including but not limited to awards under the Company's Annual Incentive Compensation Program. Such Bonus Shares shall be fully vested on the date made.

(b) Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Grantees of Dividend Equivalents as a separate Award and not in connection with any other Award, except as otherwise specifically provided herein. Unless the Committee shall otherwise determine at the date an Award of Dividend Equivalents is made to the Grantee by the Committee, such Dividend Equivalents shall accumulate until the third anniversary of the date of grant, shall vest and be paid upon such third anniversary provided the Grantee has not incurred a Termination of Service prior to such date and shall thereafter prior to the earlier of the expiration date of such Award or the Grantee’s Termination of Service be paid to the Grantee at the same time as the corresponding cash dividends are paid to shareholders.

SECTION 11 - AWARD AGREEMENTS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, and containing such provisions, as the Committee shall deem advisable that are not inconsistent with the provisions of the Plan.

SECTION 12 - ADJUSTMENT IN CASE OF CHANGES IN COMMON SHARES

The following shall be adjusted, as deemed appropriate by the Committee, to reflect any stock dividend, stock split, reverse stock split, split-up, spin-off, distribution, recapitalization, reorganization, merger, consolidation, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value, share combination or reclassification, extraordinary cash dividend or similar change in the capitalization of the Company (an “Adjustment Event”):

(a) The maximum number and type of shares under the limits set forth in Section 4; and

(b) The number and type of shares issuable upon exercise or vesting of outstanding Options, SARs, PSUs, RSUs and Jointly-Owned Shares (as well as the option price per share under outstanding Options, the Fair Market Value of a share on the date an outstanding SAR was granted and the share price hurdle for any Joint Ownership Agreement).

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Options, SARs, RSUs and Jointly-Owned Shares (and a straight mathematical adjustment of the exercise price or Fair Market Value on the date of grant of a SAR) or Grants under the Joint Stock Ownership Plan, the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards.

To the extent deemed equitable and appropriate by the Committee and subject to any required action by shareholders of the Company, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of Common Shares covered by the Award would have been entitled to receive in connection with such Adjustment Event. Any shares of stock (whether Common Shares, shares of stock into which shares of Common Shares are converted or for which shares of Common Shares are exchanged or shares of stock distributed with respect to Common Shares) or cash or other property received with respect to any Award granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as otherwise provided by the Committee, be subject to the same terms and conditions (and to the same extent) as were applicable to such Awards prior to the Adjustment Event.

SECTION 13 - CHANGE IN CONTROL

(a) Full Vesting. Unless determined otherwise by the Committee and subject to the provisions of Subsection 13(d) (relating to Section 409A) and Section 14 (relating to Options, SARs, Restricted Stock, and RSUs assumed or converted by an acquirer), in the event of a Change in Control, each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, and the Restricted Period shall lapse as to each share of Restricted Stock and each RSU then outstanding. In connection with such a Change in Control, the Committee may, in its sole discretion, provide that each Option, SAR, Restricted Stock and/or RSU shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment per share/unit (the “Settlement Payment”) in an amount based on the Change in Control Price. Such Settlement Payment shall be in the form of cash or other property as determined by the Committee. Notwithstanding anything in the Section to the contrary, nothing herein shall increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b) Performance-Based Awards. Unless determined otherwise by the Committee and subject to the provisions of Section 14, in the event of a Change in Control, (a) any outstanding Performance Stock and PSUs relating to Performance Periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, and (b) all then-in-progress Performance Periods for Performance Stock and PSUs that are outstanding shall end, and all Grantees shall be deemed to have earned an award equal to a pro-rata portion of the Grantee’s target award opportunity for the Performance Period in question based on the portion of the Performance Period which has been completed as of the date of the Change in Control. The Company may, in its sole discretion and on such terms and conditions as it deems appropriate, pay all such Awards either (i) in Common Shares and/or (ii) as a Settlement Payment in cash or other property on the 30th day following such Change in Control, based on the Change in Control Price.

(c) Definitions.

(1) For purposes of this Plan, a “Change in Control” with respect to the Company shall mean the first to occur of any of the following events:

(A) the acquisition by any person, entity or “group” required to file a Schedule 13D or Schedule 14D-1 under the Exchange Act (excluding, for this purpose, the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either the then outstanding ordinary shares or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(B) the election or appointment to the Board, or resignation of or removal from the Board, of directors with the result that the individuals who as of the date hereof constituted the Board (the “Incumbent Board”) no longer constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Board (other than an appointment, election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(C) consummation, following approval by the shareholders of the Company, of: (i) a reorganization, merger or consolidation by reason of which persons who were the shareholders of the

Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors, or (ii) a liquidation or dissolution of the Company or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly).

(2) For purposes of this Plan, “Change in Control Price” means the highest price per Common Share paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Shares on any of the 30 trading days immediately preceding the date on which a Change in Control occurs; provided that, with respect to any portion of any Option or SAR, the Change in Control Price shall not exceed the Fair Market Value of the Common Shares on the date that a Change in Control occurs.

(d) Distribution of Amounts Subject to Section 409A. Notwithstanding anything in the Plan to the contrary, if any amount that is subject to Section 409A of the Code is to be paid or distributed solely on account of a Change in Control (as opposed to being paid or distributed on account of Termination of Service or within a reasonable time following the lapse of any substantial risk of forfeiture with respect to the corresponding Award), solely for purposes of determining whether such distribution or payment shall be made in connection with a Change in Control, the term Change in Control shall be deemed to be defined in the same manner as a "change in control event" is defined in Section 409A of the Code and the regulations thereunder. If any such distribution or payment cannot be made because an event that constitutes a Change in Control under the Plan is not a change of control event as defined under Section 409A, then such distribution or payment shall be distributed or paid at the next event, occurrence or date specified under the Plan or Award Agreement at which such distribution or payment could be made in compliance with the requirements of Section 409A of the Code.

SECTION 14 - ALTERNATIVE AWARDS

Notwithstanding Section 13, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, SAR, Restricted Stock, RSU, Performance Stock and/or PSU if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Grantee’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:

(a) be based on stock that is traded on an established securities market;

(b) provide such Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedules;

(c) have substantially equivalent value to such Award (determined at the time of the Change in Control); and

(d) have terms and conditions which provide that in the event that the Grantee’s employment is involuntarily terminated for any reason other than for Cause, all of such Grantee’s Awards shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the fair market value of such stock on the date of the Grantee’s termination (with respect to any Restricted Stock, and/or RSUs), (ii) the excess of the fair market value of such stock on the date of the Grantee’s termination over the corresponding exercise or base price per share, if any (with respect to any Option and/or SARs), or (iii) the Grantee’s target award opportunity for the Performance Period in question (with respect to any performance-based Awards).

SECTION 15 - AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

The Board, pursuant to resolution, may at any time and from time to time amend, modify or suspend the Plan, in whole or in part, without notice to or consent of any Employee, Consultant or Non-Employee Director, provided, however, that the following amendments shall require the approval of shareholders:

(1) a change in the class or classes of employees eligible to participate in the Plan with respect to ISOs;

(2) except as permitted under Section 12, an increase in the maximum aggregate number of Common Shares with respect to which ISOs may be granted under the Plan;

(3) modification of the material terms of a “performance goal,” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

(4) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Shares are listed or traded.

Subject to the provisions of the Plan, the Committee may amend an outstanding Award in any respect whatsoever and at any time, in whole or in part, without notice to or consent of any Grantee.

No amendment, modification or termination of the Plan or any Award shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Grantee , provided, however, that (i) any change pursuant to, and in accordance with the requirements of, Section 14; (ii) any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms; or (iii) any decision by the Committee to limit participation (or other features of the Plan) prospectively under the Plan shall not be deemed to violate this provision.

SECTION 16 - TERMINATION OF PLAN; CESSATION OF ISO GRANTS

The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No Awards shall be granted hereunder after the 10th anniversary of the Restatement Effective Date. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.

SECTION 17 - MISCELLANEOUS

(a) Effective Date. This Plan shall become effective on the date the shareholders of the Company approve the Plan.

(b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement and this Plan. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 8(b) (regarding Restricted Stock).

(c) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Bermuda law.

(d) Transferability; Registration. No ISO, Jointly-Owned Shares, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Except as provided in a Grantee’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs and SARs. If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(e) Beneficiary Designation. Each Grantee may designate the person(s) or entities as the beneficiary(ies) to whom the Grantee’s Award may (subject to the provisions of the Plan) be paid in the event of the Grantee’s death prior to the payment of such Award to him or her. Each beneficiary designation shall be substantially in the form determined by the Committee and shall be effective only when filed with the Committee during the Grantee’s lifetime. Any beneficiary designation may be changed by a Grantee without the consent of any previously designated beneficiary or any other person or entity, unless otherwise required by law, by the filing of a new beneficiary designation with the Committee. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed. If any Grantee fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Grantee predeceases the Grantee, the Committee may direct such Grantee’s Award to be paid to the Grantee’s surviving spouse or, if the Grantee has no surviving spouse, then to the Grantee’s estate.

(f) Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Common Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of Common Shares thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Jointly-Owned Shares, Restricted Stock, RSU or Bonus Shares may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(g) Withholding and Use of Shares to Satisfy Tax Obligations. The Company and any Related Corporation shall have the right and power to deduct from all payments or distributions hereunder, or require a Grantee to remit to the Company promptly upon notification of the amount due, an amount (which may include Common Shares) to satisfy any federal, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Company may defer payments of cash or issuance or delivery of Common Shares until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Grantee to elect, subject to such conditions as the Committee shall impose, (a) to have Common Shares otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired Common Shares (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the amount required to satisfy the withholding tax obligations.

(h) Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees, consultants or directors of other entities who are about to, or have, become Employees, Consultants or Non-Employee Directors as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or Related Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to section 409A of the Code (if it previously was not subject to such Code section).

(i) Application of Funds. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Shares received in payment for shares shall become treasury stock.

(j) No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.

(k) Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of Bermuda (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(l) Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(m) No Guarantee of Participation. Except to the extent expressly selected by the Committee to be a Grantee, no person (whether or not an Employee, Consultant, Non-Employee Director or a Grantee) shall at any time have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or an affiliate.

(n) No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any Related Corporation under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

(o) Requirements of Law. The granting of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(p) No Impact On Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating an Employee’s right under any such plan, policy or program.

(q) No Constraint on Corporate Action. Except as provided in Section 15, nothing contained in this Plan shall be construed to prevent the Company or any Related Corporation, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No Employee, beneficiary, or other person, shall have any claim against the Company, or any Related Corporation, as a result of any such action.

(r) Distribution of Amounts Subject to Section 409A. Notwithstanding anything in the Plan to the contrary, if any amount that is subject to Section 409A of the Code is to be paid or distributed solely on account of a Change in Control (as opposed to being paid or distributed on account of Termination of Service or within a reasonable time following the lapse of any substantial risk of forfeiture with respect to the corresponding Award), solely for purposes of determining whether such distribution or payment shall be made in connection with a Change in Control, the term Change in Control shall be deemed to be defined in the same manner as a "change in control event" is defined in Section 409A of the Code and the regulations thereunder. If any such distribution or payment cannot be made because an event that constitutes a Change in Control under the Plan is not a change of control event as defined under Section 409A, then such distribution or payment shall be distributed or paid at the next event, occurrence or date specified under the Plan or Award Agreement at which such distribution or payment could be made in compliance with the requirements of Section 409A of the Code.

SCHEDULE A

JOINT-STOCK OWNERSHIP PLAN SUB-PLAN

SECTION 1 - DEFINITIONS AND INTERPRETATION

In this Schedule and any Joint Ownership Agreement (as defined below), Plan refers to the Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan, and unless otherwise stated, words and expressions defined in the Plan shall have the same meaning when used in this Schedule.

For the purposes of this Schedule and the Joint Ownership Agreement, Section 2 (Definitions) shall be extended to include the following:

(a) “Eligible Individual” shall mean an Employee, Consultant or Non-Employee Director selected by the Committee to receive an Invitation.

(b) “Enstar Employee Benefit Trust” shall mean that certain trust entered into between the Company and a trustee selected by the Company pursuant to the deed of trust.

(c) “Grant” shall mean the acquisition of an Interest in Common Shares pursuant to the rules of the Plan and subject to the terms of a Joint Ownership Agreement.

(d) “Grant Date” shall mean the date on which the Employee, Consultant or Non-Employee Director executes the Joint Ownership Agreement.

(e) “Interest” shall mean a joint interest in Common Shares in the capital of the Company acquired by a Grantee pursuant to a Joint Ownership Agreement.

(f) “Invitation” shall mean an invitation from the Committee to an Eligible Individual to acquire an Interest given pursuant to Section 3 paragraph (a).

(g) “Joint Ownership Agreement” shall mean an agreement made between the Company, the Grantee and the Trustee.

(h) “Trustee” shall mean the trustee or trustees for the time being of the Enstar Employee Benefit Trust.

(i) “Vest” shall mean in this Plan and in any related Joint Ownership Agreement, the date on which the Grantee becomes entitled to call for the sale of their Interest and “Vests”, “Vesting” and “Vested” shall be construed accordingly.

SECTION 2 - GRANTING OF AWARDS

The Committee may, on behalf of the Company, make to Eligible Individuals such Grants as it, in its sole discretion, determines are warranted. More than one Grant may be made to an Eligible Individual under this Schedule.

SECTION 3 - TERMS AND CONDITIONS OF AWARDS

(a) Participation.

Subject to the provisions of Section 4 of the Plan, the Committee may, at any time, invite one or more Eligible Individuals, together with the Trustee, to acquire an Interest by subscribing jointly for a given number of Common Shares on, and subject to the terms of a Joint Ownership Agreement.

(b) Acquisition of an Interest in Common Shares.

Where an Eligible Individual receives an Invitation:

(i) they may accept the Invitation (and acquire an Interest) by executing a Joint Ownership Agreement;

(ii) until they have accepted an Invitation pursuant to Section 3(b)(i) of this Schedule and the Committee has approved this, they shall have no rights to an Interest nor any rights under this Schedule; and

(iii) to the extent that a valuation of any Interest in the Common Shares is to be agreed for tax purposes with HM Revenue & Customs in connection with the provisions of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) or otherwise, the conduct of such valuation shall be undertaken by the Company.

(c) Conditions.

(i) The Grantee and the Company or Related Corporation (as relevant) shall, on the Grant Date and as a condition of the Grant being made, enter into a joint election in respect of any Grant in accordance with section 431 of ITEPA to disapply in full the restricted securities legislation contained in Chapter 2 of Part 7 of ITEPA.

(ii) Every Grant shall be personal to the Grantee to whom it is granted and shall not be assigned, transferred or charged in any way (except as provided in any Joint Ownership Agreement or this Schedule).

(d) Cessation of Employment or Office.

(i) If a Grantee ceases to hold office or employment with the Company or a Related Corporation, a certificate issued by the Company as to the reason why the Grantee ceased to be a director, officer or employee shall be conclusive.

(ii) For the purposes of this Section 3(d), no person shall be treated as ceasing to hold an office or employment with the Company or a Related Corporation until that person no longer holds an office or employment with the Company or a Related Corporation.

(iii) For the purposes of this Section 3(d), if the Committee so determines, a Grantee will not be treated as ceasing to hold an office or employment with the Company or a Related Corporation if such Grantee is on an extended leave of absence, until the earlier of the date on which they notify their employer of their intention not to return or the date on which they cease to have any statutory or contractual rights to return to work.

(e) Tax liability.

Each Grantee shall be responsible for, and indemnifies the Company and the Trustee against, all relevant taxes relating to their Award. The Company, or a Related Corporation, and/or the Trustee may withhold an amount equal to such relevant tax from any amounts due to the Grantee (to the extent such withholding is lawful) and/or make any other arrangements as it considers appropriate to ensure recovery of such relevant taxes including, without limitation, the sale of sufficient Common Shares acquired pursuant to the Grant to realise an amount equal to the relevant taxes (and the payment of that amount to the relevant authorities in satisfaction of the relevant taxes).

SECTION 4 - JOINT OWNERSHIP AGREEMENT

Grants made under this Schedule shall be evidenced by the Joint Ownership Agreement in such form as the Committee shall from time to time approve, and containing such provisions, as the Committee shall deem advisable that are not inconsistent with the provisions of this Schedule. The Joint Ownership Agreement shall, amongst other matters, set out:

(i) the Vesting schedule and performance and other conditions for the Grant and the period during which the Grantee may serve notice on the Trustee requesting the Trustee to sell the Grantee's Interest; and

(ii) the treatment of any Grant if the Grantee's employment, engagement or service with the Company and any Related Corporation terminates.

SECTION 5 - CHANGE IN CONTROL

Unless the Committee otherwise determines, Vesting of a Grant shall accelerate on a Change in Control so that the Grant is fully Vested as a result of such event and the Grantee may serve notice on the Trustee to accept the offer or other event with respect to the Grantee's Interest, unless the Trustee, in its discretion, decides to exchange the Common Shares subject to the Grant for the stock consideration payable to the Company's shareholders. Any stock consideration shall be held subject to the terms of the Grant as if the Change in Control event had not occurred. In the Committee's discretion, a Joint Ownership Agreement may require the satisfaction of performance conditions for accelerated vesting of a Grant to occur following a Change in Control.

SECTION 6 - ENSTAR EMPLOYEE BENEFIT TRUST AND TERMINATION THEREOF

Any Shares contributed to the Enstar Employee Benefit Trust may be used only for Grants of Jointly-Owned Shares and no other Awards. The Company in its discretion may terminate the Enstar Employee Benefit Trust, and upon such termination any Common Shares remaining in the Enstar Employee Benefit Trust shall revert to the Company. Upon termination of the Enstar Employee Benefit Trust, any Shares that revert to the Company shall no longer be available for Awards or Grants under the Plan and shall no longer be included in the number of available Shares determined under Section 4 of the Plan.

AMENDMENT NO. 1 TO THE
ENSTAR GROUP LIMITED
AMENDED AND RESTATED
2016 EQUITY INCENTIVE PLAN

The Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan (the “Plan”) is hereby amended (this “Amendment”) as set forth below, effective as of the date of adoption of this Amendment by the Board of Directors (the “Board”) of Enstar Group Limited (the “Company”), subject to the approval of this Amendment by the shareholders of the Company, as provided below.

1.Section 1. Section 1 of the Plan is hereby amended to add the following clause (3):

“and (3) a further increase of 400,000 Common Shares that may be used for Awards under the Plan.”

2.Section 4. Section 4 of the Plan is hereby amended to add the following clause (4):

“and (4) 400,000 additional Common Shares”

and the parenthetical at the end of existing clause (3) shall now appear after new clause (4) and be amended and restated as follows:

“(which total of (1), (2), (3) and (4) is also the maximum aggregate number of shares that may be issued under the Plan through Options, SARs, Restricted Stock, RSUs, Performance Stock, PSUs, Bonus Shares, Dividend Equivalents and Grants under the Joint Stock Ownership Plan)”

3.The Plan shall otherwise be unchanged by this Amendment.

4.This Amendment is adopted subject to approval by the shareholders of the Company at the Company’s 2022 Annual General Meeting of Shareholders on June 1, 2022 (the “Annual General Meeting”). If the shareholders fail to approve this Amendment at the Annual General Meeting, the Plan shall continue in existence in accordance with its terms.